EXHIBIT 32.1
CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the amended report of Molina Healthcare, Inc. (the “Company”) on Form 10-Q/A for the period ended June 30, 2007 (the “Report”), I, Joseph M. Molina, M.D., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph M. Molina, M.D.
Joseph M. Molina, M.D.
Chairman of the Board, Chief Executive Officer and President

Dated: April 14, 2008